Exhibit 99.1

FOR IMMEDIATE RELEASE Contact: Leigh J. Abrams, President and CEO Phone: (914) 428-9098 Fax: (914) 428-4581 E Mail: Drew@drewindustries.com

DREW INDUSTRIES COMPLETES ACQUISITION OF RV BED LIFT
SYSTEMS MAKER HAPPIJAC COMPANY

White Plains, New York - June 16, 2006 - Drew Industries Incorporated (NYSE: DW) today announced that its wholly-owned subsidiary Lippert Components, Inc. completed the acquisition of the net assets and business of Kaysville, Utah-based Happijac Company, a supplier of patented bed lift systems for recreational vehicles. The purchase price was $29.5 million.

Drew financed the acquisition through the use of its credit agreement with JPMorgan Chase, Key Bank and HSBC, as well as a draw on its “shelf loan” facility with Prudential Investment Management. Subsequent to this acquisition, Drew’s total outstanding debt was approximately $100 million.

Happijac, which also manufactures other RV products such as slide-out systems, tie-down systems and camper jacks and is currently developing several new products for the marketplace, had annual sales in excess of $12 million in 2005. Happijac’s management will continue to operate the business at its existing 65,000-square-foot factory located near Salt Lake City, Utah, which Lippert has leased.

Happijac recently obtained patents for its bed lift systems that are used primarily in toy-hauler trailers, one of the fastest growing segments of the RV industry. The bed lift system allows beds to be raised to the ceiling of the toy hauler trailer when the “toys,” such as motorcycles, snowmobiles or four-wheelers, are being stored in the back of the trailer, and then lowered to provide sleeping accommodations.

“We are very excited about acquiring Happijac and adding their innovative products to our ever-growing RV lineup,” said Leigh J. Abrams, Drew’s President and CEO. “The market for toy-haulers continues to grow as more Americans take their ‘toys’ with them on the road. Happijac’s products, management capabilities and creativity will enable us to participate in the growth of the toy-hauler market. And as with all of our acquisitions, we expect this acquisition to be immediately accretive to Drew’s earnings.”

About Drew:

Drew, through its wholly owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for RVs and manufactured homes. Drew’s products include vinyl and aluminum windows and screens, doors, chassis, chassis parts, RV slide-out mechanisms and power units, leveling devices, bath and shower units, axles, steps, bed lift systems, electric stabilizer jacks, as well as trailers for hauling equipment, boats, personal watercrafts and snowmobiles, and chassis and windows for modular homes and offices. From 47 factories located throughout the United States and one factory in Canada, Drew serves most major national manufacturers of RVs and manufactured homes in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities for existing products, plans and objectives of management, markets for the Company’s common stock and other matters. Statements in this press release that are not historical facts are “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Exchange Act and Section 27A of the Securities Act.

Forward-looking statements, including, without limitation, those relating to our future business prospects, revenues and income, wherever they occur in this press release, are necessarily estimates reflecting the best judgment of our senior management, at the time such statements were made, and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by forward-looking statements. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. You should consider forward-looking statements, therefore, in light of various important factors, including those set forth in this press release.

There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to competition, costs and availability of raw materials (particularly steel and related components, vinyl, aluminum, glass and ABS resin), availability of retail and wholesale financing for manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, levels of repossessed manufactured homes, the financial condition of our customers, interest rates, oil and gas prices, the outcome of litigation, and operating margins on such business, and adverse weather conditions impacting retail sales. In addition, national and regional economic conditions and consumer confidence may affect the retail sale of recreational vehicles and manufactured homes.

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